UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

HARRELL HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-2661 13-1946181

(Commission File Number) (IRS Employer Identification No.)

16475 Dallas Parkway, Suite 410, Addison, Texas 75001

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (972) 380-0273

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective December 13, 2004, Geoffrey G. Dart resigned as Chairman and Director of Harrell Hospitality Group, Inc. and Harrell Hotels Europe, Ltd.

Item 8.01 Other Events.

Harrell Hospitality Group, Inc. (the "Company") has severe liquidity problems and is not presently in a position to pay its independent auditors for an audit of the fiscal year ending September 30, 2004. The auditors are not willing to undertake the audit without being paid for amounts already owing to them by the Company plus the estimated cost for the audit of the fiscal year ending September 30, 2004. As a result, the Company expects that it will not be timely filing its 10-KSB annual report. When and if the Company obtains sufficient operating funds, the Company plans to move forward with the audit and make its Form 10-KSB filing. In the meantime, the Company is providing the following summary information regarding the Company and its operations since the filing of its most recent 10-QSB quarterly report. All historical financial information presented in this document is unaudited, and is based on management's internal figures.

Forward-looking Statements

In addition to historical information, this report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect management's current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of phrases and expressions such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "will", or other similar words or phrases. Forward-looking statements include, without limitation, statements related to the Company's plans, objectives, expectations, and intentions, and market and general economic conditions. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Going Concern

The Company continues to incur net losses, which have resulted in a significant accumulated deficit and stockholders' deficiency at September 30, 2004. The Company had net losses attributable to common stock holders of approximately $730,667 for the year ended September 30, 2004, and at such date current liabilities exceeded current assets by approximately $381,125, the stockholders' deficiency was approximately $376,860 and the Company had an accumulated deficit of approximately $4,459,369.

The ability of the Company to continue as a going concern is dependent on the successful implementation of its business plan, obtaining additional capital, and generating sufficient revenues and cash flows. The time required for the Company to become profitable is highly uncertain, and we cannot be assured that it will achieve or sustain profitability or generate sufficient cash flow from operations to meet planned capital expenditures, working capital and debt service requirements. The ability to obtain additional financing from other sources also depends on many factors beyond the control of the Company, including the state of the capital markets and the prospects for business growth. The necessary additional financing may not be available or may be available only on terms that would result in further dilution to the current owners of the Company's common stock.

Results of Operations.

The Company manages hotels through its subsidiary, Hotel Management Group, Inc. ("HMG"). HMG in turn has a wholly owned subsidiary, Hotel Management Group - California, Inc., ("HMG California") that holds the management contract for the operations of the Biltmore Hotel and Suites in Santa Clara, California and the Santa Ynez Valley Marriott near Santa Barbara, California. Revenues for the year ending September 30, 2004 from the management of these two hotels was approximately $4,978,819, constituting approximately 98.0% of the Company's total revenue. Out of these revenues the Company must pay its 168 full time employees and 65 part time employees, 230 of whom are onsite employees working at the California hotels. Wages and salaries of the onsite hotel employees for the year was approximately $3,776,679. At the time of filing of this report, the only other source of operating revenue for the Company is a $4,000 per month technical services fee being paid by the owners of the Belmont Hotel, a 77 room boutique hotel under development near downtown Dallas, Texas.

Revenues from the California hotels decreased from the fiscal year ending September 30, 2004 as compared to the year ending September 30, 2003. The decrease in revenues in 2004 compared to 2003 was a result of poorer performance in the California hotels, and, as the Company's management contracts with the California hotels have management fees based on net income of the hotels, the poorer performance of the hotels directly affected the Company's revenues. The Company is trying to address the problems and market the hotels more effectively, but there can be no assurance that the performance of the California hotels will improve.

Because of declining revenues, the Company has implemented a number of measures to reduce expenses. The Company has frozen wages of the onsite employees on a temporary basis until financial conditions improve. In addition Paul L. Barham, the chief executive officer of the Company, has deferred all of his salary and director fees from March 2004 through the filing of this report. For the year ending September 30, 2004, total expenses of the Company were approximately $6,132,339, representing 120% of revenues. The Company incurred additional expenses during fiscal 2004 in furtherance of its goals of securing additional hotel management or acquisition opportunities, in the United States and United Kingdom. Included in such costs are additional travel expenses, contract fees and services, consulting fees, and legal fees, and in particular, the costs associated with expanding its operations in Europe. Such additional costs above normal operations totaled $466,279. Also included in additional costs in the Company were interest expense of $60.667, audit and legal fees of $163,514, and insurance of $15,480. Audit, legal and insurance costs for public companies generally have escalated over the last several years, and the increases in these costs to the Company in its continuing attempts to be compliant with regulations applicable to public companies has been significant.

Business Development

In light of escalating regulatory compliance costs and the weakness in profitability of the California hotels, management believed that it was very important to work to obtain additional management contracts. The hotel management business is highly competitive, and the Company's market share in the total industry is insignificant. The Company competes with larger corporations which have greater financial resources. Often, management of a hotel is coupled with some degree of ownership in the hotel, so the Company, to be competitive, must be prepared to make an equity investment in a hotel if necessary to comply with a condition to obtaining a management contract. Unfortunately, the Company's attempts to acquire hotels has not resulted in successful acquisitions even though the capital injections into the Company have been used in large part to locate and develop suitable hotel investments.

For over two years the Company pursued the acquisition of the Plaza Hotel in downtown Fort Worth, Texas, but ultimately the purchase contracts were not consummated, in large part due to the inability to obtain sufficient equity capital and acceptable financing terms. The Company's interim management of the Plaza Hotel ended June 18, 2004 following the cancellation of the purchase contract on June 10, 2004. Other efforts to acquire hotels near Houston and in San Antonio did not result in success, again largely due to inability to obtain sufficient equity for the purchase or inability to obtain acceptable financing.

In anticipation of potential hotel acquisitions in the United Kingdom ("UK"), in February 2002, HHG formed a United Kingdom subsidiary now named Harrell Hotels Europe, Ltd. ("HHE"). HHE, whose operations are based in London, has been pursuing the acquisition of hotel properties with others and providing property management, asset management and consulting services to hospitality clients in the UK and Europe. On January 25, 2004, HHE signed a Letter of Intent with Marriott Hotels International B.V., in which HHE agrees to develop ten Courtyard Hotels in the UK between 2005 and 2007. HHE identified a number of potential sites in the UK for Marriott Courtyard Hotels and is working with architects to develop a prototype Courtyard for the UK market.

In the summer of 2004 the Company became aware of and pursued the acquisition of eleven existing Courtyard by Marriott hotels being sold in the UK by Whitbread, plc. HHE sought equity partners and lenders with whom it could potentially acquire the portfolio. HHE met with a number of potential suitors for equity and banks for debt. HHE reached an agreement with Global Investment Partners and Halifax Bank of Scotland (Joint Ventures) to obtain the equity and financing. In the course of this acquisition attempt, the Company performed onsite due diligence and analysis of the existing Marriott Courtyard hotels, incurring third party due diligence costs of approximately $37,500, and involving travel and time by all of the Company's executives and two additional experienced hoteliers. With the backing of its partners, HHE prepared the bid to Whitbread. Although the HHE group was one of the four finalists for the acquisition, Whitbread received a higher cash bid from another party, and the purchase contract was awarded to a competitor.

After the unsuccessful pursuit of this portfolio, HHE again refocused its attention on the development of new Courtyard by Marriott hotels in the UK. It was evident, however, that it was likely to take significant time and funds to bring one or more of such developments to a conclusion. HHG started to pursue other sources of funding to assist in the program.

Liquidity Matters and Sales of Assets

The Company's unsuccessful business development efforts combined with lower operating revenues have led to severe liquidity problems. Management took a number of steps in 2004 to obtain cash needed and reduce its outstanding liabilities. In July 2004, the Company sold all of its remaining shares and options in Energy Technique, a United Kingdom publicly listed company ("ET"). The cash proceeds from the sale of the ET stock were used in part to repay loans and redeem the remaining Class B, Series 1 Preferred shares outstanding, thereby saving significant future interest expense. The remaining proceeds were used to reduce outstanding accounts payable, pay due diligence expenses on attempted acquisitions and provide some working capital for the Company.

The Company has negotiated a forgiveness of accrued unpaid rent on its Addison, Texas headquarters of approximately $12,000, and negotiated a temporary reduction in rent on the premises from $4,000 per month to $1,000 per month.

In order to reduce expenses, effective October 1, 2004, Paul Barham, director and chief executive officer, shifted from a full time employee to performing work for the Company on an as- needed basis. Since October 1, 2004, only about one-third of Mr. Barham's time has been charged to the Company, and all of such reduced salary has been accrued but not paid.

In light of the Company's need for additional working capital, the Company is considering a possible sale of HHE. The Company has received a non-binding letter of intent from Red Leopard Holdings, a private UK company which may be deemed affiliated with Geoffrey Dart, to purchase HHE for cash and shares of Red Leopard Holdings. Negotiations are continuing at the date of this report. Geoffrey Dart has resigned from the board of directors of HHG and HHE in order to reduce the potential for any conflict of interest in the possible disposition of HHE.

In early December 2004, Geoffrey Dart, Clive Russell and Paul Barham made short term loans to the Company in the amounts of GBP5,000, $9,000 and $9,000 respectively, to be used for the payment of the outstanding payables to American Express. The loans bear interest at 5% per annum, and are due upon the sale of HHE or February 28, 2005 whichever is earlier.

Other Matters.

Dividends on Class A Preferred Stock

There is a single holder of the Company's Class A Preferred Stock.. This shareholder is Businesship International, Inc., a company affiliated with Nasir Ashemimry, a prior Chairman, Director, and CEO of the Company. The Company did not remit the quarterly dividend of $6,083 on July 1 to the shareholder, as the Company believes it has offsets of expenses and claims owing the Company in amounts that exceed the dividend amount. The shareholder does not agree and has made demand upon the Company for payment.

Stock Transfer Agent

Registrar and Transfer, the Company's transfer agent, has suspended service to the Company, pending payment of outstanding invoices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By Order of the Board of Directors,

Paul L. Barham, Chief Executive Officer

Addison, Texas

December 14, 2004